Exhibit 3.103

FIRST AMENDMENT TO THE AGREEMENT OF LIMITED PARTNERSHIP

OF

LAKE INVESTMENT, L.P.

This First Amendment to the Agreement of Limited Partnership of Lake Investment, L.P., a Delaware limited partnership, dated as of the 23rd day of July, 1992 (the “LP Agreement”), by and among NCP Lake Power, LLC, a Delaware limited liability company, (the “General Partner”), and NCP Gem LLC, a Delaware limited liability company, (the “Limited Partner”)(together, the “Partners”) is effective as of March, 2004.

1.               Purpose. The purpose of this amendment is: (i) to reflect the conversion of the General Partner to a limited liability company effective March 11, 2004; (ii) to reflect the conversion of the Limited Partner to limited liability company effective March 11, 2004; and (ii) to amend Exhibit B to the LP agreement in order to reflect a change in address of the General Partner and Limited Partner.

2.               General Partner Name Change. The LP Agreement is hereby amended by striking all references to NCP Lake Power Incorporated, a Delaware corporation, as General Partner and by replacing each such reference with NCP Lake Power LLC, a Delaware limited liability company.

3.               Limited Partner Name Change. The LP Agreement is hereby amended by striking all references to NCP Gem Incorporated, a Delaware corporation, as Limited Partner and by replacing each reference with NCP Gem LLC, a Delaware limited liability company.

4.               Exhibit B. Exhibit B to the LP is hereby amended and restated as set forth in by striking Exhibit B in its entirety and by replacing it with a new Exhibit B as set forth on Schedule 1 hereto.

5.               No Other Changes. Except as expressly amended by the terms of this Amendment, the LP Agreement remains unchanged and is in full force and effect pursuant to its terms.

LAKE INVESTMENT, L.P.

By: NCP Lake LLC, its General Partner

By:	/s/ Daniel Revers
Daniel Revers, President

By: NCP Gem LLC, its Limited Partner

By:	/s/ Daniel Revers
Daniel Revers, President

SCHEDULE 1

LP Agreement of

Lake Investment, L.P.

Effective: March 12, 2004

EXHIBIT B

LIMITED PARTNERSHIP AGREEMENT

OF

LAKE INVESTMENT L.P.

Partnership Interests

The Partnership Interests of the Partners shall be as follows:

General Partner	Partnership Interest

NCP Lake Power LLC	1.00%
c/o ArcLight Capital Holdings
200 Clarendon Street, 55th floor
Boston, MA 20117

Limited Partner	Partnership Interest

NCP Gem LLC	99.00%
c/o ArcLight Capital Holdings
200 Clarendon Street, 55th floor
Boston, MA 20117

B-1